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Exhibit 99.1

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HALO Technology Holdings
Investor Relations Contact:	Media Relations Contact:
David K. Waldman/Jody Burfening	Olessia Sibiriakova
Lippert/Heilshorn & Associates	HALO Technology Holdings
dwaldman@lhai.com	olessia@haloholdings.com
(212) 838-3777	(202) 422-2950
InfoNow Corporation Investor and Media Relations: (303) 293-0212 pr@infonow.com

FOR IMMEDIATE RELEASE

HALO Technology Holdings to Acquire InfoNow Corporation

        GREENWICH, CT; DENVER, CO—/PRNewswire-FirstCall/—December 27, 2005—HALO Technology Holdings (OTCBB: WARP) ("HALO"), a holding company for established enterprise software companies and InfoNow Corporation (Pink Sheets: INOW.PK), a leading provider of channel visibility and channel management solutions, today announced that HALO has agreed to acquire InfoNow Corporation in a merger transaction valued at $7.2 million. Pursuant to the terms of the definitive Agreement and Plan of Merger dated December 23, 2005, a newly formed, wholly owned subsidiary of HALO will be merged with and into InfoNow Corporation with InfoNow Corporation surviving the merger as a wholly owned subsidiary of HALO.

        Under the terms of the definitive merger agreement, which was approved by both companies' boards of directors, each share of InfoNow common stock outstanding immediately prior to the merger will be converted into the right to receive approximately $0.71 in a combination of cash and common stock of HALO. The amount of cash per share to be received in the merger by the InfoNow stockholders will be determined by the amount of InfoNow's cash on hand and net working capital available to it three days prior to the closing. The lesser of the two amounts will be paid in cash by HALO pro rata in proportion to each stockholder's ownership of InfoNow at the closing of the merger. The remainder of the approximately $0.71 per share merger consideration will be paid in shares of HALO common stock, the value of which will be deemed to be the greater of $1.00 or the average closing price of HALO's common stock as reported on the over-the-counter bulletin board for the twenty consecutive trading days ending two trading days prior to the closing of the merger (the "HALO Conversion Price").

        In addition, each InfoNow common stock option outstanding at the closing with an exercise price less than $0.71 per share will be converted into the right to receive cash and common stock of HALO to the extent that the approximately $0.71 per share merger consideration exceeds the applicable exercise price. The amount of cash and HALO common stock to be issued in respect of the outstanding in-the-money stock options as described above will be calculated based upon the relative proportions of the cash and HALO common stock issued in the merger in respect of the outstanding InfoNow common stock.

        HALO will also issue a contingent value right (a "CVR") in respect of each share of HALO common stock issued in the merger. The CVRs will be payable on the 18-month anniversary of the closing date and will entitle each holder thereof to an additional cash payment if the trading price of HALO's common stock (based on a 20-day average) is less than the HALO Conversion Price. The CVRs will expire prior to the 18-month payment date if during any 45 consecutive day trading period during that time when the volume of HALO's common stock is not less than 200,000 per day, the stock price is 175% of the HALO Conversion Price. The shares of HALO common stock and related CVRs to be issued in the merger are expected to be registered with the Securities and Exchange Commission.

        The $0.71 per share value represents a premium to InfoNow's stockholders of approximately 41.9%, 55.2% and 106.4% over the six-, three- and one-month average closing prices per share, respectively, for InfoNow's common stock as quoted on the Nasdaq Stock Market in each instance through December 19, 2005, the last day InfoNow's common stock traded on the Nasdaq Stock Market. It also represents a premium of approximately 114.1% over the last reported sales price per share for InfoNow's common stock as reported on the Pink Sheets on December 23, 2005, the last trading day for InfoNow's common stock prior to the announcement of the merger.

        The merger, which is expected to close during the first quarter of 2006, is subject to the approval of a majority of the outstanding shares of InfoNow common stock, the applicable trailing 20-trading day average HALO stock price equaling or exceeding $1.00 per share, and the satisfaction of certain other closing conditions, including approval by a majority of the Company's common shares entitled to vote thereon, negotiation of the final terms of the CVR agreement and the effectiveness of a registration statement on Form S-4 filed by HALO, registering the shares of HALO common stock and related CVRs to be issued in the Merger. Q Advisors LLC acted as exclusive financial advisor to InfoNow, and Hogan & Hartson L.L.P., Denver, Colorado, provided legal advice. Bell, Boyd & Lloyd LLC, Chicago, Illinois, provided legal advice to HALO.

        In response to reaching the merger agreement, HALO Chairman and CEO Ron Bienvenu said, "We are proud to add InfoNow to our growing family of companies. InfoNow has everything we look for in pursuit of our strategy—great employees and customers, reliable and innovative products, and the potential to generate stable, profitable growth over the long term. HALO is committed to delivering the resources required to maximize the value of InfoNow's tremendous products and services."

        InfoNow's Chairman, Jeff Peotter explained, "This merger allows our shareholders to continue participating in the growth of InfoNow, but now as part of another public company. Our shareholders will be able to trade for equity in a larger, more diversified software holding company, spreading the high costs of operating as a public company across a collection of portfolio companies, all of which are of a similar size to InfoNow," he added.

About HALO Technology Holdings

        HALO Technology Holdings owns and operates a portfolio of enterprise software companies. HALO's strategy is to acquire private and public companies with a focus on profitability, product quality, customer satisfaction and retention, and stable growth. HALO generally uses a combination of debt and equity for its acquisitions, as well as leveraging the balance sheets of target companies, to minimize dilution to its shareholders. HALO pursues acquisitions that it believes will contribute to a strong increase in operating cash flow and earnings per share. HALO Technology Holdings is the operating name of Warp Technology Holdings, Inc. Shares of HALO are quoted on the Over-the-Counter Bulletin Board operated by the National Association of Securities Dealers, Inc. under the symbol "WARP." For more information, please visit www.haloholdings.com.

About InfoNow Corporation

        InfoNow Corporation provides channel management and channel visibility software and services to companies that sell through complex channel partner networks. Its Channel Insight service gives companies rich, timely and actionable data on channel sales, including enhanced market intelligence on partners and end customers. It also includes tools to help clients use this data to profitably grow their business, through detailed customer segmentation and profiling, targeted opportunity generation, robust partner tracking and analysis, closed-loop opportunity tracking, sales credit assignment, inventory tracking and more. InfoNow also offers channel management services for partner profiling and referrals, lead generation and management, and partner relationship management. Since 1996, InfoNow has helped leading companies such as Apple, Bank of America, Enterasys Networks, Hewlett-Packard, SMC, Visa and Wachovia better serve their end customers through complex channel networks. InfoNow is based in Denver, Colorado. For more information, please visit InfoNow's Web site at www.infonow.com.

Forward-Looking Statements Safe Harbor

        Certain statements contained in this press release regarding HALO's and InfoNow's future operating results or performance or business plans or prospects and any other statements not constituting historical fact are "forward-looking statements" subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. Where possible, the words "believe," "expect," "anticipate," "intend," "should," "will," "planned," "estimated," "potential," "goal," "outlook," and similar expressions, as they relate to either company or their management, have been used to identify such forward-looking statements. All forward-looking statements reflect only current beliefs and assumptions with respect to future business plans, prospects, decisions and results, and are based on information currently available to the companies. Accordingly, the statements are subject to significant risks, uncertainties and contingencies which could cause the companies' actual operating results, performance or business plans or prospects to differ materially from those expressed in, or implied by, these statements. Such risks, uncertainties and contingencies include, but are not limited to, statements about the benefits of the merger, including future financial and operating results, HALO's plans, objectives, expectations and intentions and other statements that are not historical facts. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: (1) the risk of failure of InfoNow's stockholders to approve the merger; (2) the risk that the businesses will not be integrated successfully; (3) the risk that the cost savings and any revenue synergies from the merger may not be fully realized or may take longer to realize than expected; (4) the risk that HALO's applicable trailing twenty day average stock price per share may not equal or exceed $1.00 at the time that all other conditions to the completion of the merger have been satisfied; (5) the applicable disruption from the merger making it more difficult to maintain relationships with customers, employees or suppliers; and (6) general economic conditions and consumer sentiment in our markets. Additional factors that could cause the companies' results to differ materially from those described in the forward-looking statements are described in detail in HALO's Annual Report on Form 10-KSB for its fiscal year ended June 30, 2005, InfoNow's Form 10-KSB for its fiscal year ended December 31, 2004, and HALO's and InfoNow's other periodic and current reports filed with the Securities and Exchange Commission from time to time that are available on the SEC's internet Web site at http://www.sec.gov. Unless required by law, neither HALO nor InfoNow undertakes any obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information and Where to Find It

        Stockholders are urged to read the proxy statement/prospectus regarding the proposed merger when it becomes available because it will contain important information. Stockholders and other investors will be able when it becomes available to obtain a free copy of the proxy statement/prospectus, and are able to obtain free copies of other filings and furnished materials containing information about HALO and InfoNow, at the SEC's internet Web site at http://www.sec.gov. Copies of the proxy statement/prospectus when it becomes available and any SEC filings incorporated by reference in the proxy statement/prospectus can also be obtained, without charge, by directing a request to HALO Technology Holdings, 200 Railroad Avenue, 3rd Floor, Greenwich, Connecticut 06830, telephone (203) 422-2950, Attention: Investor Relations, or InfoNow Corporation, 1875 Lawrence Street, Suite 1100, Denver, Colorado 80202, telephone (303) 293-0212, Attention: Investor Relations.

Interests of Participants in the Solicitation of Proxies

        Each of HALO and InfoNow and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding HALO's directors and executive officers is available in its definitive proxy statement filed with the SEC by HALO under cover of Schedule 14A on October 7, 2005, and information regarding InfoNow's directors and executive officers is available in its definitive proxy statement filed with the SEC by InfoNow under cover of Schedule 14A on April 5, 2005. Copies of these documents can be obtained, without charge, by directing a request to HALO or InfoNow. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

Contact Information:

For HALO:
Investor Relations Contact:	Media Relations Contact:
David K. Waldman/Jody Burfening	Olessia Sibiriakova
Lippert/Heilshorn & Associates	HALO Technology Holdings
dwaldman@lhai.com	olessia@haloholdings.com
(212) 838-3777	(203) 422-2950
For InfoNow:
InfoNow Corporation Investor and Media Relations: (303) 293-0212 pr@infonow.com

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HALO Technology Holdings to Acquire InfoNow Corporation